Zumiez Inc. Announces Fiscal 2009 Third Quarter Results

EVERETT, WA -- (Marketwire - November 19, 2009) - Zumiez Inc. (NASDAQ: ZUMZ) today reported results for the third quarter ended October 31, 2009.

Total net sales for the third quarter (13 weeks) ended October 31, 2009 increased 0.8% to $113.2 million from $112.2 million reported in the third quarter (13 weeks) ended November 1, 2008. The Company posted net income for the quarter of $5.1 million or $0.17 per diluted share versus net income of $6.8 million or $0.23 per diluted share in the third quarter of the prior fiscal year. Comparable store sales decreased 8.0% for the third fiscal quarter of 2009 compared to a 5.8% decrease in the third quarter of 2008.

Total net sales for the first nine months (39 weeks) ended October 31, 2009 decreased 2.8% to $275.2 million from $283.2 million reported in the first nine months (39 weeks) of the prior year. The Company posted net income of $0.3 million or $0.01 per diluted share in the first nine months of fiscal 2009 compared to net income in the first nine months of the prior fiscal year of $10.9 million or $0.37 per diluted share. Results for the first nine months of fiscal 2009 include a charge of approximately $1.3 million, or $0.03 per diluted share, associated with the proposed settlement agreement of a previously disclosed lawsuit. Comparable store sales decreased 13.6% in the first nine months of fiscal 2009 compared with a decrease of 3.2% for the first nine months of 2008.

Rick Brooks, Chief Executive Officer of Zumiez Inc., stated: "I want to credit our entire team for our better than expected third quarter performance. By carefully managing our inventory, working closely with our branded and private label vendors to design programs that would deliver improved merchandise margins, and finding ways to inspire consumers who visited our stores, we were able to exceed our initial third quarter expectations and saw a meaningful improvement in our same store sales trends relative to the first half of fiscal 2009. Our results are particularly encouraging given that overall traffic and spending patterns continued to be volatile and the difficult macroeconomic environment continues. Although still challenging, we are also pleased to have seen some improved trends in certain of our larger, Western markets, most notably California. Looking ahead, we believe we have a good plan in place for the Holiday season."

Outlook

The Company is introducing guidance for the three months ending January 30, 2010 of net income of approximately $0.18 to $0.22 per diluted share. This guidance is based on an anticipated comparable store sales decline in the high-to-mid single digit range for the fourth quarter of fiscal 2009.

We have opened all 36 new stores in fiscal 2009.

A conference call will be held today to discuss third quarter results and will be webcast at 5:00 p.m. ET on http://ir.zumiez.com. Participants may also dial (617) 614-3453 followed by the conference identification code of 18887706.

About Zumiez Inc.

Zumiez is a leading specialty retailer of action sports related apparel, footwear, equipment and accessories. Our stores cater to young men and women between ages 12-24, focusing on skateboarding, surfing, snowboarding, motocross and BMX. As of October 31, 2009 we operate 378 stores, which are primarily located in shopping malls and our web site address is www.zumiez.com.

Safe Harbor Statement

Certain statements in this press release and oral statements relating thereto made from time to time by representatives of the company may constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, predictions and guidance relating to the company's future financial performance, brand and product category diversity, ability to adjust product mix, integration of acquired businesses, growing customer demand for our products and new store openings. In some cases, you can identify forward-looking statements by terminology such as, "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. These forward-looking statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, those described in the company's quarterly report on Form 10-Q for the quarter ended August 1, 2009 as filed with the Securities and Exchange Commission and available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                             ZUMIEZ INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
         (in thousands, except share and per share amounts)
                             (Unaudited)

                                               Three Months Ended
                                      -------------------------------------
                                      October 31, % of   November 1,  % of
                                         2009     Sales     2008     Sales
                                      ----------- -----  ----------- -----
Net sales                             $   113,192 100.0% $   112,245 100.0%

Cost of goods sold                         73,093  64.6%      72,982  65.0%
                                      ----------- -----  ----------- -----
Gross profit                               40,099  35.4%      39,263  35.0%

Selling, general and administrative
 expenses                                  31,742  28.0%      28,879  25.7%
                                      ----------- -----  ----------- -----
Operating profit                            8,357   7.4%      10,384   9.3%

Interest income, net                          161   0.1%         576   0.5%
Other income                                    5   0.0%          36   0.0%
                                      ----------- -----  ----------- -----
Earnings before income taxes                8,523   7.5%      10,996   9.8%

Provision for income taxes                  3,450   3.0%       4,178   3.7%
                                      ----------- -----  ----------- -----

Net income                            $     5,073   4.5% $     6,818   6.1%
                                      =========== =====  =========== =====

Basic net income per share            $      0.17        $      0.23
                                      ===========        ===========

Diluted net income per share          $      0.17        $      0.23
                                      ===========        ===========
Weighted average shares used in
 computation of earnings per share:
   Basic                               29,562,733         29,172,869

   Diluted                             30,243,944         29,373,990

                               ZUMIEZ INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
          (in thousands, except share and per share amounts)
                              (Unaudited)

                                              Nine Months Ended
                                    --------------------------------------
                                    October 31,  % of   November 1,  % of
                                       2009     Sales      2008     Sales
                                    ----------  ------  ----------- ------
Net sales                           $  275,169   100.0% $   283,205  100.0%
Cost of goods sold                     188,527    68.5%     189,279   66.8%
                                    ----------  ------  ----------- ------
Gross profit                            86,642    31.5%      93,926   33.2%

Selling, general and administrative
 expenses                               86,950    31.6%      78,004   27.5%
                                    ----------  ------  ----------- ------
Operating (loss) profit                   (308)   (0.1%)     15,922    5.7%

Interest income, net                       825     0.3%       1,660    0.6%
Other Income                                 5     0.0%          36    0.0%
                                    ----------  ------  ----------- ------
Earnings before income taxes               522     0.2%      17,618    6.3%

Provision for income taxes                 193     0.1%       6,711    2.4%
                                    ----------  ------  ----------- ------

Net income                          $      329     0.1% $    10,907    3.9%
                                    ==========  ======  =========== ======

Basic net income per share          $     0.01          $      0.37
                                    ==========          ===========

Diluted net income per share        $     0.01          $      0.37
                                    ==========          ===========
Weighted average shares used in
 computation of earnings per share:
   Basic                            29,457,792           29,086,196

   Diluted                          30,038,982           29,394,416

                              ZUMIEZ INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                 (in thousands, except share amounts)

                                     October 31,  January 31,  November 1,
                                        2009         2009         2008
                                     ------------ ------------ -----------
                                     (Unaudited)               (Unaudited)
                  Assets
Current assets
Cash and cash equivalents            $     10,489 $     33,057 $     9,249
Marketable securities                      71,315       45,525      56,348
Receivables                                 7,879        4,555       6,695
Inventory                                  76,381       51,974      81,847
Prepaid expenses and other                  6,404        5,614       5,935
Deferred tax assets                         2,995        2,588       3,390
                                     ------------ ------------ -----------
    Total current assets                  175,463      143,313     163,464

Leasehold improvements and
 equipment, net                            71,819       73,932      78,331
Goodwill and other intangibles             13,198       13,236      13,248
Marketable securities - long-term             832        1,767       1,694
Deferred tax assets                         4,595        1,101       1,881
                                     ------------ ------------ -----------
    Total long-term assets                 90,444       90,036      95,154

    Total assets                     $    265,907 $    233,349 $   258,618
                                     ============ ============ ===========

     Liabilities and Shareholders' Equity
Current liabilities
Trade accounts payable               $     33,748 $     15,909 $    41,912
Book overdraft                                  -            -       4,047
Accrued payroll and payroll taxes           6,133        4,739       4,578
Income taxes payable                        2,705          238       4,586
Current portion of deferred rent and
 tenant allowances                          3,368        2,682       2,689
Other accrued liabilities                   8,315        7,653       6,862
                                     ------------ ------------ -----------
    Total current liabilities              54,269       31,221      64,674

Long-term deferred rent and tenant
 allowances, less current portion          27,632       24,000      23,956
Other long-term liabilities                 1,310          177         165
                                     ------------ ------------ -----------
    Total current liabilities              28,942       24,177      24,121

                                     ------------ ------------ -----------
    Total liabilities                      83,211       55,398      88,795
                                     ------------ ------------ -----------
Commitments and contingencies

Shareholders' equity
Preferred stock, no par value,
 20,000,000 shares authorized; none
 issued and outstanding                         -            -           -
Common stock, no par value,
 50,000,000 shares authorized;
 30,254,949 shares issued and
 outstanding at October 31, 2009,
 29,533,067 shares issued and
 outstanding at January 31, 2009 and
 29,578,967 shares issued and
 outstanding at November 1, 2008.          80,227       75,789      74,234
Accumulated other comprehensive income         95          117        (159)
Retained earnings                         102,374      102,045      95,748
                                     ------------ ------------ -----------
    Total shareholders' equity            182,696      177,951     169,823
                                     ------------ ------------ -----------

    Total liabilities and
     shareholders' equity            $    265,907 $    233,349 $   258,618
                                     ============ ============ ===========

Company Contact:
Trevor Lang
Chief Financial Officer
Zumiez Inc.
(425) 551-1500 ext. 1564

Investor Contact:
ICR
Chad Jacobs / Brendon Frey
(203) 682-8200